Exhibit (m)(7)

AMENDED & RESTATED

APPENDIX A

TO THE IVY FUNDS

DISTRIBUTION AND SERVICE PLAN

This Amended and Restated Appendix A, as amended November 5, 2018 (“Appendix A”), to the Ivy Funds Distribution and Service Plan for Class A, Class B, Class C, Class E, Class R, Class T and Class Y shares of beneficial interest dated November 13, 2008, as amended January 9, 2017 (the “Agreement”), is effective as of November 5, 2018, and supersedes any prior Appendix A to the Agreement.

Ivy Accumulative Fund

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund

Ivy Balanced Fund

Ivy California Municipal High Income Fund

Ivy Cash Management Fund

Ivy Core Equity Fund

Ivy Corporate Bond Fund

Ivy Crossover Credit Fund

Ivy Emerging Markets Equity Fund

Ivy Energy Fund

Ivy Global Bond Fund

Ivy Global Equity Income Fund

Ivy Global Growth Fund

Ivy Government Money Market Fund

Ivy Government Securities Fund

Ivy High Income Fund

Ivy IG International Small Cap Fund

Ivy International Core Equity Fund

Ivy Large Cap Growth Fund

Ivy LaSalle Global Real Estate Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Natural Resources Fund

Ivy Pictet Emerging Markets Local Currency Debt Fund

Ivy Pictet Targeted Return Bond Fund

Ivy PineBridge High Yield Fund

Ivy ProShares Interest Rate Hedged High Yield Index Fund

Ivy ProShares MSCI ACWI Index Fund

Ivy ProShares Russell 2000 Dividend Growers Index Fund

Ivy ProShares S&P 500 Bond Index Fund

Ivy ProShares S&P 500 Dividend Aristocrats Index Fund

Ivy Pzena International Value Fund

Ivy Science and Technology Fund

Ivy Securian Core Bond Fund

Ivy Securian Real Estate Securities Fund

Ivy Small Cap Core Fund

Ivy Small Cap Growth Fund

Ivy Value Fund

Ivy Wilshire Global Allocation Fund